Exhibit 99.1

FOR IMMEDIATE RELEASE October 24, 2017

CenterState Bank Corporation Announces

Third Quarter 2017 Earnings Results

(all amounts are in thousands of dollars, except per share data, or unless otherwise noted)

WINTER HAVEN, FL. – October 24, 2017 - CenterState Bank Corporation (Nasdaq: CSFL) reported net income of $22,050, or diluted earnings per share of $0.36, for the third quarter of 2017, as compared to net income of $15,384, or diluted earnings per share of $0.32, for the third quarter of 2016.   Other highlights for the third quarter of 2017 include the following:

•

On August 12, 2017, the Company signed two separate definitive merger agreements to acquire HCBF Holding Company, Inc. (“Harbor) and Sunshine Bancorp, Inc. (“Sunshine”).   Upon completion of both mergers, the Company will become the largest community banking company headquartered in the state of Florida by assets, market capitalization, deposit market share and branch footprint(1).  On a pro forma basis, the resulting company is expected to have $10 billion in assets based on June 30, 2017 financial information.

•	On September 25, 2017, the Company announced its board of directors unanimously named Mark W. Thompson as President of its subsidiary bank, CenterState Bank, N.A.

•	On September 10 and 11, 2017, Hurricane Irma impacted the entire state of Florida which resulted in:
•	Temporary reduction in the Bank’s loan production of approximately $50 million from the previous two months
•	Additional loan loss provision by the Bank of approximately $750 thousand for potential credit losses

•

Net loan growth in the third quarter equaled 3% annualized (4.5% annualized excluding purchase credit impaired (“PCI”) loans).  Net loan growth for the nine months ended September 30, 2017 equaled 9% annualized, excluding loans acquired from the Company’s second quarter acquisitions of Platinum Bank Holding Company (“Platinum”) and Gateway Financial Holdings of Florida, Inc. (“Gateway”).

•

Tax equivalent net interest margin (“NIM”) (Non-GAAP(2)) increased to 4.26% for the current quarter, compared to 4.12% for the third quarter of 2016. Cost of deposits during the current quarter equaled 0.23%.  Excluding the Gateway and Platinum deposit cost of 0.44%, cost of deposits equaled 0.18% during the current quarter compared to 0.18% in the third quarter of 2016.

	Three Months Ended
	September 30, 2017		June 30, 2017		September 30, 2016
		Excluding		Excluding		Excluding
		Merger		Merger		Merger
		Related		Related		Related
	As Reported	Expenses (3)	As Reported	Expenses (3)	As Reported	Expenses (3)
Net income	$22,050	$22,050	$15,233	$22,002	$15,384	$15,375
Return on average assets	1.29%	1.29%	0.95%	1.37%	1.22%	1.22%
Return on average tangible common equity (Non-GAAP)(2)	14.7%	14.7%	11.0%	15.7%	15.0%	15.0%
Earnings per share diluted	$0.36	$0.36	$0.26	$0.37	$0.32	$0.32
Efficiency ratio (Non-GAAP)(2)	55.2%	55.2%	68.9%	57.0%	58.7%	58.7%

Subsequent Event

•

On October 19, 2017, The board of directors of the Company declared a quarterly cash dividend on its common stock of $0.06 per share. The dividend is payable on December 29, 2017 to shareholders of record as of December 15, 2017.

(1)	Based on publicly available data on S&P Global Market Intelligence for companies with less than $20 billion in assets.
(2)	See reconciliation tables starting on page 8, Explanation of Certain Unaudited Non-GAAP Financial Measures.
(3)

Merger-related expenses represent direct severance, system terminations, and legal and professional fees that are not duplicative of current operations.  See reconciliation tables starting on page 8, Explanation of Certain Unaudited Non-GAAP Financial Measures.

Condensed Consolidated Income Statement (unaudited)

Condensed consolidated income statements (unaudited) are shown below for the periods indicated.

	Three Months Ended					Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Interest income
Loans	$59,122	$56,619	$44,249	$44,085	$41,445	$159,990	$119,540
Investment securities	7,048	7,289	6,203	5,531	5,746	20,540	17,298
Federal Funds sold and other	887	836	651	539	512	2,374	1,672
Total interest income	67,057	64,744	51,103	50,155	47,703	182,904	138,510
Interest expense
Deposits	3,178	2,619	1,897	1,892	1,821	7,694	5,042
Securities sold under agreement to repurchase	80	47	30	23	25	157	80
Federal Funds purchased	866	728	537	393	240	2,131	761
Corporate debentures	347	333	318	313	298	998	836
Interest expense	4,471	3,727	2,782	2,621	2,384	10,980	6,719
Net interest income	62,586	61,017	48,321	47,534	45,319	171,924	131,791
Provision for loan losses	1,096	1,899	995	2,266	1,275	3,990	2,696
Net interest income after loan loss provision	61,490	59,118	47,326	45,268	44,044	167,934	129,095

Correspondent banking and capital markets division income	7,213	8,062	6,449	8,091	7,528	21,724	25,594
Gain on sale of securities available for sale	—	—	—	—	13	—	13
FDIC- IA (negative accretion) (1)	—	—	—	—	—	—	(1,166)
FDIC- revenue (1)	—	—	—	—	—	—	96
Gain on early extinguishment of debt	—	—	—	—	—	—	308
All other non interest income	9,528	8,912	8,053	9,065	8,140	26,493	22,368
Total non interest income	16,741	16,974	14,502	17,156	15,681	48,217	47,213

Correspondent banking and capital markets division-expense	5,304	5,544	4,746	5,987	5,456	15,594	17,397
Credit related expenses	527	876	655	624	187	2,058	1,157
Merger related expenses	—	9,458	870	272	—	10,328	11,172
Termination of FDIC loss share agreements (1)	—	—	—	—	—	—	17,560
All other non interest expense	38,791	38,931	31,772	31,301	30,752	109,494	89,011
Total non interest expense	44,622	54,809	38,043	38,184	36,395	137,474	136,297

Income before income tax	33,609	21,283	23,785	24,240	23,330	78,677	40,011
Income tax provision	11,559	6,050	7,185	8,213	7,946	24,794	13,697
Net income	$22,050	$15,233	$16,600	$16,027	$15,384	$53,883	$26,314
Net income allocated to common shares	$22,003	$15,200	$16,559	$15,970	$15,324	$53,762	$26,210

Earnings per share - Basic	$0.37	$0.26	$0.33	$0.33	$0.32	$0.95	$0.55
Earnings per share - Diluted	$0.36	$0.26	$0.32	$0.33	$0.32	$0.94	$0.55
Dividends per share	$0.06	$0.06	$0.06	$0.04	$0.04	$0.18	$0.08
Average common shares outstanding (basic)	59,907	58,307	50,632	47,870	47,821	56,316	47,254
Average common shares outstanding (diluted)	61,115	59,370	51,408	48,800	48,603	57,330	47,955
Common shares outstanding at period end	60,053	60,003	51,126	48,147	48,017	60,053	48,017
Effective tax rate	34.39%	28.43%	30.21%	33.88%	34.06%	31.51%	34.23%

(1)

In February 2016, the Company terminated all existing loss share agreements with the FDIC.  As a result, the Company wrote off the remaining indemnification asset and the claw back liability, received cash from the FDIC, and recognized a net loss on the transaction of approximately $17,560 during the first quarter of 2016.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

Presented below are condensed consolidated balance sheets for the periods indicated.

	Ending Balance
Condensed Consolidated Balance Sheets	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Assets
Cash and due from banks	$119,233	$87,277	$65,114	$66,368	$37,460
Fed funds sold and Fed Res Bank deposits	182,996	211,037	214,369	109,286	161,406
Trading securities	2,973	1,934	—	12,383	2,166
Investment securities:
Available for sale	866,657	868,334	819,352	740,702	761,648
Held to maturity	237,874	238,798	243,812	250,543	263,692
Total investment securities	1,104,531	1,107,132	1,063,164	991,245	1,025,340
Loans held for sale	12,243	8,959	2,637	2,285	2,333
Loans:
Originated loans	2,756,847	2,610,859	2,397,021	2,250,631	2,069,272
Acquired loans	1,760,745	1,856,310	946,925	993,192	1,027,922
PCI loans	163,975	179,364	176,058	185,924	197,288
Total gross loans	4,681,567	4,646,533	3,520,004	3,429,747	3,294,482
Allowance for loan losses	(31,828)	(30,132)	(27,819)	(27,041)	(25,499)
Loans, net of allowance	4,649,739	4,616,401	3,492,185	3,402,706	3,268,983
Premises and equipment, net	141,605	140,820	115,400	114,815	114,567
Goodwill	257,683	257,683	106,028	106,028	105,492
Core deposit intangible	25,140	26,217	14,785	15,510	16,267
Bank owned life insurance	145,755	115,234	99,065	98,424	97,767
OREO	5,904	6,422	7,201	7,090	9,005
Deferred income tax asset, net	56,160	58,841	56,792	63,208	58,614
Other assets	118,899	129,522	92,256	89,211	115,112
Total Assets	$6,822,861	$6,767,479	$5,328,996	$5,078,559	$5,014,512

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,915,662	$1,926,047	$1,585,963	$1,426,624	$1,406,030
Interest bearing	996,861	990,242	893,945	917,004	814,123
Total checking accounts	2,912,523	2,916,289	2,479,908	2,343,628	2,220,153
Money market accounts	1,156,217	1,178,109	910,056	900,532	903,697
Savings deposits	511,286	519,964	384,202	362,947	352,547
Time deposits	845,444	861,093	522,957	545,437	579,537
Total deposits	$5,425,470	$5,475,455	$4,297,123	$4,152,544	$4,055,934
Federal funds purchased	335,531	256,611	268,377	261,986	258,329
Other borrowings	72,234	73,089	63,882	54,385	52,788
Other liabilities	80,004	72,066	65,213	57,187	94,690
Common stockholders’ equity	909,622	890,258	634,401	552,457	552,771
Total Liabilities and
Stockholders' Equity	$6,822,861	$6,767,479	$5,328,996	$5,078,559	$5,014,512

LOANS

Total loans increased $35,034 during the quarter, for an annualized growth rate of approximately 3%.  Net loan growth for the nine months ended September 30, 2017 equaled 9% annualized, excluding loans acquired from second quarter acquisitions of Platinum and Gateway.  The loan to deposit ratio increased to 86% from 85% in the prior quarter, and from 81% in the same quarter in 2016.

DEPOSITS

Total deposits decreased by $49,985, or approximately 4% on an annualized basis, during the current quarter. The decrease in deposits during the current quarter was mainly attributable to a temporary decline in balances of title companies and attorneys and seasonality.  Total checking account balances represent 54% of total deposits.    The overall cost of total deposits (i.e. includes non-interest bearing checking accounts) during the current quarter totaled 0.23%, compared to 0.20% in the previous quarter.

SELECTED CONSOLIDATED FINANCIAL DATA

The table below summarizes selected financial data for the periods presented.

	Three Months Ended					Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Selected financial data
Return on average assets (annualized)	1.29%	0.95%	1.29%	1.25%	1.22%	1.17%	0.74%
Return on average equity (annualized)	9.71%	7.27%	10.92%	11.51%	11.21%	9.16%	6.70%
Return on average tangible equity (annualized) (Non-GAAP) (1)	14.68%	10.99%	14.06%	15.26%	14.95%	13.23%	12.80%
Efficiency ratio (tax equivalent) (Non-GAAP) (1)	55.2%	68.9%	59.3%	58.1%	58.7%	61.3%	65.6%
Dividend payout	16.7%	23.1%	18.8%	12.1%	12.5%	19.1%	21.8%
Loan / deposit ratio	86.3%	84.9%	81.9%	82.6%	81.2%
Stockholders’ equity (to total assets)	13.3%	13.2%	11.9%	10.9%	11.0%
Common equity per common share	$15.15	$14.84	$12.41	$11.47	$11.51
Tangible common equity per common share (Non-GAAP) (1)	$10.42	$10.09	$10.03	$8.93	$8.96
Common tangible equity (to total tangible assets) (Non-GAAP) (1)	9.6%	9.3%	9.8%	8.7%	8.8%
Tier 1 capital (to average assets)	9.9%	10.0%	10.4%	9.1%	9.0%

(1)	See reconciliation tables starting on page 8, Explanation of Certain Unaudited Non-GAAP Financial Measures.

NET INTEREST MARGIN (“NIM”)

The Company’s NIM decreased 12 basis points from 4.38% in the previous quarter to 4.26% during the current quarter due to a reduction in PCI loan accretion of 9 basis points (“bps”).  The tax equivalent yield on new loan production increased by 13 basis points from 4.31% in the prior quarter to 4.44% during the current quarter.

The table below summarizes yields and costs by various interest earning asset and interest bearing liability account types for the current quarter, the previous calendar quarter and the same quarter last year.

	Three Months Ended
	Sept. 30, 2017			June 30, 2017			Sept. 30, 2016
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rate	Balance	Inc/Exp	Rate	Balance	Inc/Exp	Rate
Loans (1)	$4,492,543	$52,254	4.61%	$4,235,557	$48,922	4.63%	$3,037,333	$34,071	4.46%
PCI loans	170,924	7,696	17.86%	181,207	8,559	18.95%	207,406	7,795	14.95%
Taxable securities	926,367	5,648	2.42%	939,090	5,961	2.55%	900,514	4,693	2.07%
Tax -exempt securities (1)	196,988	2,082	4.19%	194,316	1,975	4.08%	134,576	1,581	4.67%
Fed funds sold and other	177,254	887	1.99%	180,261	836	1.86%	187,906	512	1.08%
Tot. interest earning assets (1)	$5,964,076	$68,567	4.56%	$5,730,431	$66,253	4.64%	$4,467,735	$48,652	4.33%

Non-interest earnings assets	796,143			726,950			535,632
Total Assets	$6,760,219			$6,457,381			$5,003,367

Interest bearing deposits	$3,507,381	$3,178	0.36%	$3,324,382	$2,619	0.32%	$2,678,638	$1,821	0.27%
Fed funds purchased	257,967	819	1.26%	253,851	692	1.09%	181,037	238	0.52%
Other borrowings	61,149	127	0.82%	56,414	83	0.59%	28,847	27	0.37%
Corporate debentures	26,103	347	5.27%	26,045	333	5.13%	25,852	298	4.59%
Total interest bearing liabilities	$3,852,600	$4,471	0.46%	$3,660,692	$3,727	0.41%	$2,914,374	$2,384	0.33%

Non-interest bearing deposits	1,926,070			1,891,968			1,445,140
All other liabilities	81,057			64,668			97,830
Shareholders' equity	900,492			840,053			546,023
Total liabilities and shareholders' equity	$6,760,219			$6,457,381			$5,003,367

Net Interest Spread (1)			4.10%			4.23%			4.00%
Net Interest Margin (1)			4.26%			4.38%			4.12%

Cost of Total Deposits			0.23%			0.20%			0.18%

(1)	Tax equivalent yield (Non-GAAP); see reconciliation tables starting on page 8, Explanation of Certain Unaudited Non-GAAP Financial Measures.

CREDIT QUALITY AND ALLOWANCE FOR LOAN LOSSES

Non-performing assets (“NPAs”) totaled $25,270 at September 30, 2017, compared to $26,469 at June 30, 2017.  The net decrease in NPAs resulted from decreases in nonaccrual loans and other real estate owned of $597 and $518, respectively.  NPAs as a percentage of total assets declined to 0.37% at September 30, 2017, compared to 0.39% at June 30, 2017.

The table below summarizes selected credit quality data for the periods indicated.

	Ending Balance
Non-Performing Assets (1)	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Non-accrual loans	19,319	$19,916	$17,569	$19,003	$19,704
Past due loans 90 days or more
and still accruing interest	—	—	—	—	—
Total non-performing loans (“NPLs”)	19,319	19,916	17,569	19,003	19,704
Other real estate owned (“OREO”)	5,904	6,422	7,201	7,090	9,005
Repossessed assets other than real estate	47	131	118	114	170
Total non-performing assets	$25,270	$26,469	$24,888	$26,207	$28,879

	Three Months Ended					Nine Months Ended
Asset Quality Ratios (1)	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Non-performing loans as percentage of total loans	0.43%	0.45%	0.53%	0.59%	0.64%
Non-performing assets as percentage of total assets	0.37%	0.39%	0.47%	0.52%	0.58%
Non-performing assets as percentage of loans and
OREO plus other repossessed assets	0.56%	0.59%	0.74%	0.81%	0.93%
Loans past due 30 thru 89 days and accruing interest
as a percentage of total loans	0.54%	0.27%	0.47%	0.58%	0.36%
Allowance for loan losses as percentage of NPLs	163%	149%	157%	140%	128%
Net (recoveries) charge-offs	($600)	($349)	$217	$724	($118)	($732)	($605)
Net (recoveries) charge-offs as a percentage of average
loans for the period on an annualized basis	(0.05%)	(0.03%)	0.03%	0.09%	(0.02%)	(0.02%)	(0.03%)

(1)	Excludes PCI loans.

The allowance for loan losses (“ALLL") totaled $31,828 at September 30, 2017, compared to $30,132 at June 30, 2017, an increase of $1,696 due to loan loss provision expense of $1,096 and net recoveries of $600. The changes in the Company’s ALLL components between September 30, 2017 and June 30, 2017 are summarized in the table below (unaudited).

	Sept. 30, 2017			June 30, 2017			Increase (Decrease)
	Loan	ALLL		Loan	ALLL		Loan	ALLL
	Balance	Balance	%	Balance	Balance	%	Balance	Balance
Originated loans	$2,739,348	$28,243	1.03%	$2,593,576	$26,280	1.01%	$145,772	$1,963	2 bps
Impaired originated loans	17,499	843	4.82%	17,283	850	4.92%	216	(7)	(10) bps
Total originated loans	2,756,847	29,086	1.06%	2,610,859	27,130	1.04%	145,988	1,956	2 bps

Acquired loans (1)	1,758,937	2,457	0.14%	1,854,501	2,639	0.14%	(95,564)	(182)	– bps
Impaired acquired loans (2)	1,808	—	—	1,809	—	—	(1)	—	– bps
Total acquired loans	1,760,745	2,457	0.14%	1,856,310	2,639	0.14%	(95,565)	(182)	– bps

Total non-PCI loans	4,517,592	31,543		4,467,169	29,769		50,423	1,774
PCI loans	163,975	285		179,364	363		(15,389)	(78)
Total loans	$4,681,567	$31,828		$4,646,533	$30,132		$35,034	$1,696

(1)

Performing acquired loans recorded at estimated fair value on the related acquisition dates.  The total net unamortized fair value adjustment at September 30, 2017 was approximately $21,627 or 1.2% of the aggregate outstanding related loan balances.

(2)	These are loans that were acquired as performing loans that subsequently became impaired.

The table below compares the unpaid principal balance and the carrying balance (book balance) of the Company’s total PCI loans at September 30, 2017.

	Unpaid
	Principal	Carrying
	Balance	Balance	Difference	Percentage
Total PCI loans	$219,354	$163,975	($55,379)	25%

NON INTEREST INCOME

Non interest income of $16,741 decreased in the third quarter, primarily due to a decrease in correspondent banking and capital markets division income of $1,045.  The table below summarizes the Company’s non-interest income for the periods indicated.

Condensed Consolidated Non Interest Income (unaudited)

	Three Months Ended					Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Correspondent banking and capital markets division (1)	$5,823	$6,868	$5,376	$7,016	$6,381	$18,067	$21,801
Other correspondent banking related revenue (2)	1,390	1,195	1,073	1,075	1,147	3,658	3,793
Wealth management related revenue	914	891	893	815	892	2,698	2,422
Service charges on deposit accounts	3,870	3,822	3,575	3,729	3,770	11,267	9,835
Debit, prepaid, ATM and merchant card related fees	2,127	2,324	2,265	2,009	2,017	6,716	6,245
BOLI income	975	694	641	657	658	2,310	1,877
Gain on sale of bank properties held for sale	175	—	129	730	67	304	67
Other service charges and fees	1,467	1,180	550	1,125	736	3,197	1,922
Subtotal	$16,741	$16,974	$14,502	$17,156	$15,668	$48,217	$47,962
Gain on sale of securities available for sale	—	—	—	—	13	—	13
Gain on early extinguishment of debt	—	—	—	—	—	—	308
FDIC indemnification asset – amortization	—	—	—	—	—	—	(1,166)
FDIC indemnification income	—	—	—	—	—	—	96
Total Non Interest Income	$16,741	$16,974	$14,502	$17,156	$15,681	$48,217	$47,213

(1)

Includes gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.

(2)

Includes fees from safe-keeping activities, bond accounting services, asset/liability consulting services, international wires, clearing and corporate checking account services and other correspondent banking related revenue and fees.  The fees included in this category are less volatile than those described above in note 1.

NON INTEREST EXPENSES

Non interest expense decreased $10,187 in the third quarter to $44,622 which is mainly attributed to the Platinum and Gateway transactions completed in the previous quarter.  The Company incurred $9,458 of merger-related expenses in during the second quarter of 2017 as a result of these two acquisitions.  The table below summarizes the Company’s non-interest expense for the periods indicated.

Condensed Consolidated Non Interest Expense (unaudited)

	Three Months Ended					Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Salaries, wages and employee benefits	28,515	28,317	22,882	24,049	22,418	79,714	66,832
Occupancy expense	3,422	3,191	2,840	2,888	2,532	9,453	7,329
Depreciation of premises and equipment	1,842	1,837	1,684	1,659	1,629	5,363	4,714
Supplies, stationary and printing	392	434	354	320	341	1,180	1,020
Marketing expenses	955	1,078	852	909	700	2,885	2,216
Data processing expenses	2,006	2,419	1,826	1,814	1,761	6,251	5,053
Legal, auditing and other professional fees	854	932	888	901	904	2,674	2,756
Bank regulatory related expenses	666	891	727	779	863	2,284	2,641
Postage and delivery	512	491	428	420	423	1,431	1,264
ATM and debit card related expenses	746	741	615	592	607	2,102	1,846
Credit related expenses	527	876	655	624	187	2,058	1,157
Amortization of intangibles	1,133	1,042	762	791	791	2,937	2,283
Internet and telephone banking	538	503	518	651	559	1,559	1,751
Impairment (recovery) on bank property held for sale	—	430	77	116	616	507	1,034
Other expenses	2,514	2,169	2,065	1,399	2,064	6,748	5,669
Subtotal	44,622	45,351	37,173	37,912	36,395	127,146	107,565
Merger-related expenses	—	9,458	870	272	—	10,328	11,172
Termination of FDIC loss share agreements	—	—	—	—	—	—	17,560
Total Non Interest Expense	44,622	$54,809	$38,043	$38,184	$36,395	$137,474	$136,297

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

CORRESPONDENT BANKING AND CAPITAL MARKETS SEGMENT

The condensed quarterly results of the Company’s correspondent banking and capital markets segment are presented below.

Condensed Segment Information - Correspondent banking and capital markets division (unaudited)

Condensed Segment Information - Correspondent banking and capital markets division (unaudited)
	Three Months Ended					Nine Months Ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Net interest income	$1,828	$1,918	$2,095	$1,850	$1,625	$5,841	$4,982
Provision for loan losses	17	37	29	24	28	83	(48)
Total non-interest income (1)	7,213	8,062	6,449	8,091	7,528	21,724	25,594
Total non-interest expense (2)	(5,304)	(5,544)	(4,746)	(5,987)	(5,456)	(15,594)	(17,397)
Income tax provision	(1,448)	(1,725)	(1,476)	(1,535)	(1,437)	(4,649)	(5,064)
Net income	$2,306	$2,748	$2,351	$2,443	$2,288	$7,405	$8,067
Contribution to diluted earnings per share	$0.04	$0.05	$0.05	$0.05	$0.05	$0.13	$0.17

Allocation of indirect expense net of
inter-company earnings credit, net of
income tax benefit (3)	$(214)	$(202)	$(227)	$(280)	$(244)	$(643)	$(817)
Contribution to diluted earnings per share after
deduction of allocated indirect expenses	$0.03	$0.04	$0.04	$0.04	$0.04	$0.12	$0.15

(1)

The primary component in this line item is gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees which were $5,823, $6,868, $5,376, $7,016 and $6,381 for the three months ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively, and $18,067 and $21,801 for the nine months ended September 30, 2017 and 2016, respectively.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.  The remaining non interest income items in this category, which are less volatile, include fees from safe-keeping activities, bond accounting services, asset/liability consulting related activities, international wires, clearing and corporate checking account services, and other correspondent banking related revenue and fees.

(2)

A significant portion of these expenses are variable in nature and are a derivative of the income from bond sales, hedging services, brokering loans sales and related consulting services identified in note 1 above.  The variable expenses related to these fees identified in (1) above were $2,549, $2,853, $2,342, $3,133 and $2,908 for the three months ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively, and $7,744 and $9,752 for the nine months ended September 30, 2017 and 2016, respectively.   Expenses in this line item do not include any indirect support allocation costs.

(3)

A portion of the cost of the Company’s indirect departments such as human resources, accounting, deposit operations, item processing, information technology, compliance and others have been allocated to the correspondent banking and capital markets division based on management’s estimates.  In addition, an inter-company earnings credit is allocated to the segment for services provided to the commercial bank segment, also based on management’s estimates and judgment.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”), including adjusted net income, adjusted net income per share diluted, adjusted return on average assets, return on average tangible equity, adjusted return on average tangible equity, adjusted efficiency ratio, adjusted non-interest income, adjusted non-interest expense, adjusted net-interest income, tangible common equity, tangible common equity to tangible assets, common tangible equity per common share, tax equivalent yields on loans, securities and earning assets, and tax equivalent net interest spread and margin, which we refer to “Non-GAAP financial measures.”  The tables below provide reconciliations between these Non-GAAP measures and net income, interest income, net interest income and tax equivalent basis interest income and net interest income, return on average assets, return on average equity, the efficiency ratio, total stockholders’ equity and tangible common equity, as applicable.

Management uses these Non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and enhance investors’ understanding of the Company’s core business and performance without the impact of merger-related expenses.  Accordingly, management believes it is appropriate to exclude merger-related expenses because those costs are specific to each acquisition, vary based upon the size, complexity and other specifics of each acquisition, and are not indicative of the costs to operate the Company’s core business.

Non-GAAP measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these Non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Reconciliation of GAAP to non-GAAP Measures (unaudited):

	Three months ended					Nine months ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Adjusted net income (Non-GAAP)
Net income (GAAP)	$22,050	$15,233	$16,600	$16,027	$15,384	$53,883	$26,314
Gain on sale of securities available for sale, net of tax	—	—	—	—	(9)	—	(9)
Gain on early extinguishment of debt, net of tax	—	—	—	—	—	—	(202)
Termination of FDIC loss share agreements, net of tax	—	—	—	—	—	—	11,514
Merger-related expenses, net of tax	—	6,769	607	180	—	7,295	7,325
Adjusted net income (Non-GAAP)	$22,050	$22,002	$17,207	$16,207	$15,375	$61,178	$44,942

Adjusted net income per share - Diluted
Earnings per share - Diluted (GAAP)	$0.36	$0.26	$0.32	$0.33	$0.32	$0.94	$0.55
Effect to adjust for securities available for sale	—	—	—	—	—	—	—
Effect to adjust for early extinguishment of debt	—	—	—	—	—	—	—
Effect to adjust for termination of FDIC loss share agreements	—	—	—	—	—	—	0.24
Effect to adjust for merger-related expenses	—	0.11	0.01	—	—	0.14	0.15
Adjusted net income per share - Diluted (Non-GAAP)	$0.36	$0.37	$0.33	$0.33	$0.32	$1.08	$0.94

Adjusted return on average assets (Non-GAAP)
Return on average assets (GAAP)	1.29%	0.95%	1.29%	1.25%	1.22%	1.17%	0.74%
Effect to adjust for securities available for sale	—	—	—	—	—	—	—
Effect to adjust for early extinguishment of debt	—	—	—	—	—	—	(0.01%)
Effect to adjust for termination of FDIC loss share agreements	—	—	—	—	—	—	0.32%
Effect to adjust for merger-related expenses	—	0.42%	0.05%	0.01%	—	0.16%	0.21%
Adjusted return on average assets (Non-GAAP)	1.29%	1.37%	1.34%	1.26%	1.22%	1.33%	1.26%

Explanation of Certain Unaudited Non-GAAP Financial Measures (continued)

	Three months ended					Nine months ended
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Return on average tangible equity (non-GAAP)
Net income (GAAP)	$22,050	$15,233	$16,600	$16,027	$15,384	$53,883	$26,314
Gain on early extinguishment of debt, net of tax	—	—	—	—	—	—	(202)
Termination of FDIC loss share agreements, net of tax	—	—	—	—	—	—	11,514
Amortization of intangibles, net of tax	743	746	532	523	522	2,011	1,501
Adjusted net income for average tangible equity (Non-GAAP)	$22,793	$15,979	$17,132	$16,550	$15,906	$55,894	$39,127

Average stockholders' equity (GAAP)	$900,492	$840,053	$616,268	$553,997	$546,023	$786,646	$524,259
Average goodwill	(257,683)	(232,026)	(106,028)	(105,760)	(105,492)	(199,135)	(99,196)
Average core deposit intangible	(25,819)	(24,118)	(15,148)	(15,889)	(16,645)	(21,761)	(16,086)
Average other intangibles	(1,004)	(962)	(769)	(759)	(751)	(913)	(787)
Average tangible equity (Non-GAAP)	$615,986	$582,947	$494,323	$431,589	$423,135	$564,837	$408,190

Return on average tangible equity (annualized) (Non-GAAP)	14.68%	10.99%	14.06%	15.26%	14.95%	13.23%	12.80%

Adjusted return on average tangible equity (non-GAAP)
Return on average tangible equity (Non-GAAP)	14.68%	10.99%	14.06%	15.26%	14.95%	13.23%	12.80%
Effect to adjust for merger-related expenses	—	4.66%	0.50%	0.17%	—	1.73%	2.40%
Adjusted return on average tangible equity (Non-GAAP)	14.68%	15.65%	14.56%	15.43%	14.95%	14.96%	15.20%

Efficiency ratio (tax equivalent) (Non-GAAP)
Non interest income (GAAP)	$16,741	$16,974	$14,502	$17,156	$15,681	$48,217	$47,213
Gain on early extinguishment of debt	—	—	—	—	—	—	(308)
Adjusted non interest income (Non-GAAP)	$16,741	$16,974	$14,502	$17,156	$15,681	$48,217	$46,892

Net interest income before provision (GAAP)	$62,586	$61,017	$48,321	$47,534	$45,319	$171,924	$131,791
Total tax equivalent adjustment	1,510	1,509	1,339	1,036	949	4,239	2,427
Adjusted net interest income (Non-GAAP)	$64,096	$62,526	$49,660	$48,570	$46,268	$176,163	$134,218

Non interest expense (GAAP)	$44,622	$54,809	$38,043	$38,184	$36,395	$137,474	$136,297
Termination of FDIC loss share agreements	—	—	—	—	—	—	(17,560)
Adjusted non interest expense (Non-GAAP)	$44,622	$54,809	$38,043	$38,184	$36,395	$137,474	$118,737

Efficiency ratio (tax equivalent) (Non-GAAP)	55.2%	68.9%	59.3%	58.1%	58.7%	61.3%	65.6%
Effect to adjust for merger-related expenses	—	(11.9%)	(1.4%)	(0.4%)	—	(4.6%)	(6.2%)
Adjusted efficiency ratio (Non-GAAP)	55.2%	57.0%	57.9%	57.7%	58.7%	56.7%	59.4%

Explanation of Certain Unaudited Non-GAAP Financial Measures (continued)

	Ending Balance
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Tangible common equity (Non-GAAP)
Total stockholders' equity (GAAP)	$909,622	$890,258	$634,401	$552,457	$552,771
Goodwill	(257,683)	(257,683)	(106,028)	(106,028)	(105,492)
Core deposit intangible	(25,140)	(26,217)	(14,785)	(15,510)	(16,267)
Other intangibles	(1,035)	(1,011)	(754)	(784)	(733)
Tangible common equity (Non-GAAP)	$625,764	$605,347	$512,834	$430,135	$430,279

Total assets (GAAP)	$6,822,861	$6,767,479	$5,328,996	$5,078,559	$5,014,512
Goodwill	(257,683)	(257,683)	(106,028)	(106,028)	(105,492)
Core deposit intangible	(25,140)	(26,217)	(14,785)	(15,510)	(16,267)
Other intangibles	(1,035)	(1,011)	(754)	(784)	(733)
Total tangible assets (Non-GAAP)	$6,539,003	$6,482,568	$5,207,429	$4,956,237	$4,892,020

Tangible common equity to tangible assets (Non-GAAP)	9.6%	9.3%	9.8%	8.7%	8.8%
Common tangible equity per common share (Non-GAAP)	$10.42	$10.09	$10.03	$8.93	$8.96
Common shares outstanding at period end	60,053	60,003	51,126	48,147	48,017

	Three months ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
Tax equivalent yields (Non-GAAP)
Loans, excluding PCI loans	$51,426	$48,060	$33,650
PCI loans	7,696	8,559	7,795
Taxable securities	5,648	5,961	4,693
Tax -exempt securities	1,400	1,328	1,053
Fed funds sold and other	887	836	512
Interest income (GAAP)	$67,057	$64,744	$47,703
Tax equivalent adjustment for Non-PCI loans	828	862	421
Tax equivalent adjustment for tax-exempt securities	682	647	528
Tax equivalent adjustments	1,510	1,509	949
Interest income (tax equivalent) (Non-GAAP)	$68,567	$66,253	$48,652

Net interest income (GAAP)	$62,586	$61,017	$45,319
Tax equivalent adjustments	1,510	1,509	949
Net interest income (tax equivalent) (Non-GAAP)	$64,096	$62,526	$46,268

Yield on Non-PCI loans	4.54%	4.55%	4.41%
Effect from tax equivalent adjustment	0.07%	0.08%	0.06%
Yield on Non-PCI loans - tax equivalent (Non-GAAP)	4.61%	4.63%	4.46%

Yield on securities	2.49%	2.58%	2.21%
Effect from tax equivalent adjustment	0.24%	0.23%	0.20%
Yield on securities - tax equivalent (Non-GAAP)	2.73%	2.81%	2.41%

Yield on interest earning assets (GAAP)	4.46%	4.53%	4.25%
Effect from tax equivalent adjustments	0.10%	0.11%	0.08%
Yield on interest earning assets - tax equivalent (Non-GAAP)	4.56%	4.64%	4.33%

Net interest spread (GAAP)	4.00%	4.12%	3.92%
Effect for tax equivalent adjustments	0.10%	0.11%	0.08%
Net interest spread (Non-GAAP)	4.10%	4.23%	4.00%

Net interest margin (GAAP)	4.16%	4.27%	4.04%
Effect from tax equivalent adjustments	0.10%	0.11%	0.08%
Net interest margin - tax equivalent (Non-GAAP)	4.26%	4.38%	4.12%

About CenterState Banks, Inc.

The Company, headquartered in Winter Haven, Florida between Orlando and Tampa, is a financial holding company with one nationally chartered bank, CenterState Bank, N.A.  Presently, the Company operates through its network of 78 branch banking offices located in 28 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers.  The Company also provides correspondent banking and capital market services to approximately 600 community banks nationwide.

For additional information contact John C. Corbett (CEO), Stephen D. Young (COO) or Jennifer L. Idell (CFO) at 863-293-4710.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This report contains forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, as well as beyond the control of Sunshine and Harbor, which the Company has proposed to acquire in separate transactions.  These forward looking statements, many of which, with respect to future business decisions and actions, are subject to change, may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Examples of uncertainties and contingencies include, among other important factors, general economic and business conditions, expectations of and actual timing and amount of interest rate movements, including the slope and shape of the yield curve, which can have a significant impact on a financial services institution, market and monetary fluctuations, including fluctuations in mortgage markets,  responses to any or all of these conditions, the actions of the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, and other regulators and agencies, including in connection with the regulatory approval process associated with the proposed mergers, pending, threatened, or possible future regulatory or judicial actions, proceedings or outcomes, changes in laws and regulations applicable to the Company, Sunshine and Harbor, the possibility that the proposed transactions will not close when expected or at all because required regulatory, or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, the possibility that the anticipated benefits of the transactions will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the companies, the possibility that the transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, the Company’s, Sunshine’s and Harbor’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of the Company, Sunshine and Harbor, both individually and as a combined entity. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and otherwise in our SEC reports and filings, in Sunshine’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its other SEC reports and filings, and in Harbor’s final prospectus filed by HCBF with the SEC on June 21, 2017 related to its Registration Statement on Form S-4 filed with the SEC on April 20, 2017, as amended (File No. 333-217395)  under the title “Risk Factors,” and in its other SEC reports and filings. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, and otherwise in our SEC reports and filings.

Important Other Information

Sunshine Bancorp, Inc.

In connection with the proposed merger of the Company with Sunshine, the Company has filed with the SEC a Registration Statement on Form S-4 (No. 333-220582) and a definitive Proxy Statement of Sunshine and a Prospectus of the Company, as well as other relevant documents concerning the proposed Sunshine transaction. The proposed transaction is being submitted to Sunshine’s stockholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. STOCKHOLDERS OF SUNSHINE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about the Company and Sunshine, without charge, at the SEC’s website (http://www.sec.gov). Copies of the definitive proxy statement/prospectus and the filings with the SEC that are incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Corporate Secretary, CenterState Bank Corporation, 1101 First Street South, Winter Haven, FL 33880 or Corporate Secretary, Sunshine Bancorp, Inc. 102 West Baker Street, Plant City, FL 33563.

Participants in the Solicitation

Sunshine and certain of its respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Sunshine transaction. Information regarding Sunshine’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 30, 2017, and certain of its Current Reports on Form 8-K.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement/prospectus and other relevant materials filed with the SEC, which may be obtained as described in the preceding paragraph.

HCBF Holding Company, Inc.

In connection with the proposed merger of the Company with Harbor, the Company has filed with the SEC a Registration Statement on Form S-4 (No. 333-220810) that includes a preliminary Joint Proxy Statement of the Company and Harbor and a preliminary Prospectus of the Company, as well as other relevant documents concerning the proposed transaction. The Company will file a definitive Joint Proxy Statement/ Prospectus under the Registration Statement in the future, along with certain additional documents concerning the proposed transaction. The proposed transaction involving the Company and Harbor will be submitted to the Company’s shareholders and Harbor’s stockholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF THE COMPANY AND HARBOR ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about the Company and Harbor, without charge, at the SEC’s website (http://www.sec.gov). Copies of the definitive joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to CenterState Bank Corporation, 1101 First Street South, Winter Haven, FL 33880 or Secretary, HCBF Holding Company, Inc., 200 S. Indian River Drive, Suite 101, Fort Pierce, FL 34950

Participants in the Solicitation

The Company and Harbor and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Harbor transaction. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 2, 2017, and certain of its Current Reports on Form 8-K. Information regarding Harbor’s directors and executive officers is available in Harbor’s final prospectus filed by HCBF with the SEC on June 21, 2017 related to its Registration Statement on Form S-4 filed with the SEC on April 20, 2017, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document, when it becomes available, may be obtained as described in the preceding paragraph.